FOR IMMEDIATE RELEASE

For further information, please contact Enersis:

Ricardo Alvial Chief Investments & Risks Officer Phone: 56 (2) 353-4682	Susana Rey, srm@e.enersis.cl Ximena Rivas, mxra@e.enersis.cl Pablo Lanyi-Grunfeldt, pll@e.enersis.cl Matías Rodríguez, mra8@e.enersis.cl

ENERSIS ANNOUNCES CONSOLIDATED RESULTS FOR THE FIRST HALF
ENDED JUNE 30, 2003

HIGHLIGHTS FOR THE FIRST HALF 2003

•

The Company raised US$ 663 million from minority shareholders, as part of the capital increase approved at the Extraordinary Shareholders Meeting held on March 31st. Additionally, Endesa (NYSE:ELE), capitalized its intercompany loan for the amount of US$ 1.4 billion.

•

Enersis refinanced liabilities by US$ 2,330 million, through two syndicated loans, US$ 1,587 million granted to Enersis and US$ 743 million granted to Endesa Chile (NYSE:EOC), with a 30 month of grace period and also removing rating triggers.

•	Enersis registered profits of US$ 57 million, basically due to, among others, lower net financial expenses.
•	In the context of the Strengthening Financial Plan launched by the Company on October 2002, Enersis carried out successful financial operations by US$ 5 billion.
•	Labor Productivity continued in a positive trend, increasing a 3.4%, from 1,361 up to 1,407 clients per employee.
•	Total financial debt reduction was US$ 1,624 million, contributing to reduce financial expenses in fact, net financial income improved by US$ 30 million, equivalent to 11.1%
•	Clients increased in 219 thousand new customers, equivalent to 2.2%
•	Energy losses decreased in all our subsidiaries, but in Edesur.
•	Physical sales on distribution increased from 23,434 GWh to 24,479 GWh, which suggest better trend in terms of economic activity.

(Santiago, Chile, July 31st, 2003) Enersis (NYSE: ENI), today announced consolidated financial results for the second quarter ended June 30th, 2003. All figures are in both, US$, and Ch$, and in accordance to Chilean Generally Accepted Accounting Principles (GAAP) as seen in the standardized form required by Chilean authorities (FECU). Variations refer to June 30th, 2002, and figures have been adjusted by the CPI variation between both periods, equal to 3.5%.

For the purpose of converting Chilean pesos (Ch$) into US dollars (US$), we have used the exchange rate prevailing as of June 30th, 2003, equal to US$ 1 = Ch$ 699.12.

The consolidation includes the following investment vehicles and companies,

a)	In Chile: Endesa Chile (NYSE: EOC), Chilectra, Synapsis, CAM Ltd. and Inm. Manso de Velasco.
b)	Outside Chile: Distrilima (Perú), Cerj and Investluz (Brazil), Edesur (Argentina), Luz de Bogotá (Colombia).

In the following pages you will find a detailed analysis of Financial Statements, explanation for most of variations, and comments about the main items of Income Statement and Cash Flow Statement compared to the information booked as of June 30th, 2002.

Below you will find a graph showing the risk market perception before an after the US$ 5 billion financing operations.

CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, thousand US$)

Table 1.1

Thousand US$	1H 03	1H 02	Var 03-02	Chg %

Revenues from Generation	677,293	655,993	21,300	3.2%
Revenues from Distribution	1,232,930	1,360,683	(127,753)	(9.4%)
Revenues from Other Businesses	119,932	125,202	(5,269)	(4.2%)
Consolidation Adjustments	(231,249)	(227,033)	(4,217)	(1.9%)

Operating Revenues	1,798,906	1,914,846	(115,940)	(6.1%)

Op. Expenses from Generation	(399,147)	(390,273)	(8,874)	(2.3%)
Op. Expenses from Distribution	(972,415)	(1,025,073)	52,658	5.1%
Op.Expenses from Other Businesses	(91,654)	(92,189)	535	0.6%
Consolidation Adjustments	211,782	213,875	(2,093)	(1.0%)

Operating Expenses	(1,251,435)	(1,293,660)	42,225	3.3%

Operating Margin	547,471	621,186	(73,715)	(11.9%)

SG&A from Generation	(21,882)	(20,769)	(1,113)	(5.4%)
SG&A from Distribution	(104,084)	(131,637)	27,553	20.9%
SG&A from Other Businesses	(21,710)	(24,910)	3,200	12.8%
Consolidation Adjustments	19,344	17,077	2,267	13.3%

Selling and Administrative Expenses	(128,331)	(160,239)	31,908	19.9%

Operating Income	419,140	460,947	(41,807)	(9.1%)

Interest Income	54,951	51,838	3,113	6.0%
Interest Expense	(296,144)	(323,069)	26,924	8.3%
Net Financial Income (Expenses)	(241,194)	(271,231)	30,037	11.1%
Equity Gains from Related Companies	28,956	3,520	25,435	722.6%
Equity Losses from Related Companies	(397)	(10,743)	10,346	96.3%
Net Income from Related Companies	28,559	(7,223)	35,782	495.4%
Other Non Operating Income	190,510	257,477	(66,967)	(26.0%)
Other Non Operating Expenses	(250,034)	(181,889)	(68,145)	(37.5%)
Net other Non Operating Income (Expenses)	(59,524)	75,589	(135,112)	178.7%
Price Level Restatement	(11,519)	(5,583)	(5,936)	(106.3%)
Foreign Exchange Effect	11,885	(15,569)	27,454	176.3%
Net of Monetary Exposure	366	(21,152)	21,517	101.7%
Positive Goodwill Amortization	(38,509)	(59,282)	20,773	35.0%

Non Operating Income	(310,302)	(283,299)	(27,002)	(9.5%)

Net Inc b. Taxes, Min Int and Neg Goodwill Amort.	108,838	177,647	(68,809)	(38.7%)

Extraordianary Items	—	—	—	N/A
Income Tax	(82,252)	(35,712)	(46,540)	(130.3%)
Minority Interest	(32,314)	(142,789)	110,475	77.4%
Negative Goodwill Amortization	62,777	35,875	26,902	75.0%

NET INCOME	57,049	35,022	22,028	62.9%

R.A.I.I.D.A.I.E.	839,015	812,264	26,751	3.3%

RAIIDAIE: Net income before taxes, interest, depreciation, amortization and extraordinary items (as defined by local SEC).

CONSOLIDATED INCOME STATEMENT
(Under Chilean GAAP, million Ch$)

Table 1.2

Millions Ch$	1H 03	1H 02	Var 03-02	Chg %

Revenues from Generation	473,509	458,618	14,891	3.2%
Revenues from Distribution	861,966	951,281	(89,315)	(9.4%)
Revenues from Other Businesses	83,847	87,531	(3,684)	(4.2%)
Consolidation Adjustments	(161,671)	(158,723)	(2,948)	(1.9%)

Operating Revenues	1,257,651	1,338,707	(81,056)	(6.1%)

Op. Expenses from Generation	(279,052)	(272,848)	(6,204)	(2.3%)
Op. Expenses from Distribution	(679,835)	(716,649)	36,814	5.1%
Op.Expenses from Other Businesses	(64,077)	(64,451)	374	0.6%
Consolidation Adjustments	148,061	149,524	(1,463)	(1.0%)

Operating Expenses	(874,903)	(904,424)	29,520	3.3%

Operating Margin	382,748	434,284	(51,536)	(11.9%)

SG&A from Generation	(15,298)	(14,520)	(778)	(5.4%)
SG&A from Distribution	(72,767)	(92,030)	19,263	20.9%
SG&A from Other Businesses	(15,178)	(17,415)	2,237	12.8%
Consolidation Adjustments	13,524	11,939	1,585	13.3%

Selling and Administrative Expenses	(89,719)	(112,026)	22,308	19.9%

Operating Income	293,029	322,257	(29,228)	(9.1%)

Interest Income	38,417	36,241	2,176	6.0%
Interest Expense	(207,041)	(225,864)	18,823	8.3%
Net Financial Income (Expenses)	(168,623)	(189,623)	21,000	11.1%
Equity Gains from Related Companies	20,243	2,461	17,782	722.6%
Equity Losses from Related Companies	(277)	(7,511)	7,233	96.3%
Net Income from Related Companies	19,966	(5,050)	25,016	495.4%
Other Non Operating Income	133,190	180,008	(46,818)	(26.0%)
Other Non Operating Expenses	(174,804)	(127,162)	(47,642)	(37.5%)
Net other Non Operating Income (Expense)	(41,614)	52,846	(94,460)	178.7%
Price Level Restatement	(8,053)	(3,903)	(4,150)	(106.3%)
Foreign Exchange Effect	8,309	(10,884)	19,193	176.3%
Net of Monetary Exposure	256	(14,788)	15,043	101.7%
Positive Goodwill Amortization	(26,922)	(41,446)	14,523	35.0%

Non Operating Income	(216,938)	(198,060)	(18,878)	(9.5%)

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	76,091	124,197	(48,106)	(38.7%)

Extraordinary Items	—	—	—	N/A
Income Tax	(57,504)	(24,967)	(32,537)	(130.3%)
Minority Interest	(22,591)	(99,826)	77,235	77.4%
Negative Goodwill Amortization	43,889	25,081	18,808	75.0%

NET INCOME	39,884	24,484	15,400	62.9%

R.A.I.I.D.A.I.E.	586,572	567,870	18,702	3.3%

RAIIDAIE: Net income before taxes, interest, depreciation, amortization and extraordinary items (as defined by local SEC).

OPERATING INCOME, BREAKDOWN BY SUBSIDIARY
(Under Chilean GAAP, thousand US$ and million Ch$)

Operating income and expenses, as well as administrative and selling expenses, by subsidiary, for the periods ended June 2003 and 2002, are shown below:

Table 2.1

	1H 03				1H 02

Thousand US$	Operating Revenues	Operating Expenses	SG & A	Operating Income	Operating Revenues	Operating Expenses	SG & A	Operating Income

Endesa S.A.	694,341	(413,062)	(22,623)	258,657	684,548	(410,021)	(22,225)	252,301
Chilectra S.A.	295,108	(206,976)	(20,756)	67,376	284,805	(199,281)	(22,930)	62,594
Río Maipo S.A.	—	—	—	—	40,407	(30,965)	(2,588)	6,854
Edesur S.A.	149,065	(131,942)	(22,620)	(5,497)	159,027	(128,896)	(23,798)	6,332
Distrilima	149,239	(111,260)	(13,583)	24,396	143,107	(104,168)	(14,256)	24,682
Cerj	260,600	(214,139)	(7,715)	38,746	311,496	(238,199)	(18,415)	54,882
Investluz	159,737	(115,202)	(21,510)	23,025	178,133	(122,945)	(30,119)	25,069
Luz de Bogotá	219,181	(192,897)	(17,892)	8,392	243,708	(200,618)	(19,530)	23,560
CAM Ltda.	61,510	(48,501)	(4,826)	8,183	56,058	(44,569)	(4,636)	6,853
Inmobiliaria Manso de Velasco Ltda	7,125	(7,192)	(990)	(1,057)	4,474	(2,241)	(930)	1,303
Synapsis Soluciones y Servicios IT Ltda.	31,116	(21,237)	(4,573)	5,307	33,012	(24,867)	(4,373)	3,772
Enersis Holding and other investment vehicles	3,133	(810)	(10,588)	(8,265)	3,102	(764)	(13,516)	(11,177)
Consolidation Adjustments	(231,249)	211,782	19,344	(123)	(227,030)	213,873	17,077	3,921

Total Consolidation	1,798,906	(1,251,435)	(128,331)	419,140	1,914,846	(1,293,661)	(160,239)	460,947

Table 2.2

	1H 03				1H 02

Million Ch$	Operating Revenues	Operating Expenses	SG & A	Operating Income	Operating Revenues	Operating Expenses	SG & A	Operating Income

Endesa S.A.	485,428	(288,780)	(15,816)	180,832	478,581	(286,654)	(15,538)	176,389
Chilectra S.A.	206,316	(144,701)	(14,511)	47,104	199,113	(139,321)	(16,031)	43,761
Río Maipo S.A.	—	—	—	—	28,249	(21,648)	(1,809)	4,792
Edesur S.A.	104,214	(92,243)	(15,814)	(3,843)	111,179	(90,114)	(16,638)	4,427
Distrilima	104,336	(77,784)	(9,496)	17,056	100,049	(72,826)	(9,967)	17,256
Cerj	182,191	(149,709)	(5,394)	27,088	217,773	(166,530)	(12,874)	38,369
Investluz	111,675	(80,540)	(15,038)	16,097	124,536	(85,953)	(21,057)	17,526
Luz de Bogotá	153,234	(134,858)	(12,509)	5,867	170,381	(140,256)	(13,654)	16,471
CAM Ltda.	43,003	(33,908)	(3,374)	5,721	39,191	(31,159)	(3,241)	4,791
Inmobiliaria Manso de Velasco Ltda.	4,981	(5,028)	(692)	(739)	3,128	(1,567)	(650)	911
Synapsis Soluciones y Servicios IT Ltda.	21,754	(14,847)	(3,197)	3,710	23,079	(17,385)	(3,057)	2,637
Enersis Holding and other investment vehicles	2,190	(566)	(7,402)	(5,778)	2,169	(534)	(9,449)	(7,814)
Consolidation Adjustments	(161,671)	148,061	13,524	(86)	(158,721)	149,523	11,939	2,741

Total Consolidation	1,257,651	(874,903)	(89,719)	293,029	1,338,707	(904,424)	(112,026)	322,257

CONSOLIDATED INCOME STATEMENT ANALYSIS
(As seen in the FECU)

NET INCOME

As of June 2003, Enersis registered a net profit of US$ 57 million. This amount is equivalent to an increase of 62.9% compared to June 2002.

OPERATING INCOME

Operating Income for the period amounted to US$ 419 million, which represents a decrease of US$ 42 million, equivalent to 9%. This decrease is mainly explained by lower operating results in Edesur, derived from the economic downturn of Argentina, and also due to the deconsolidation of Río Maipo and Infraestructura 2000, both companies divested. This negative effect was partially compensated by better operating results of Endesa Chile and Chilectra. If we compare June 2003 with June 2002 without Río Maipo and Infraestructura 2000, Operating Income would have decreased only 6%.

Generation business, the operating income of Endesa Chile amounted to US$ 259 million, which represents a 2.5% increase or US$ 6 million. This increase is mainly due to better profits arising from our operations in Chile, Argentina and Colombia related to better hydrological and market conditions, positively impacting the operating margin. This was partially compensated by lower profits in Brazil and Peru.

In Chile, operating income was US$ 116 million, or a 3.1% reduction. Adjusting the first half results in a proforma manner, excluding 2001 operating income related to the infraestructure company that we just sold, operating income would have increase by 2.5%. On the other hand, revenues coming from energy sales in Chile grew by 2.5 % mainly due to a 10.6% higher hydro generation associated to an improvement in dam levels during the first half of the year 2003. This higher generation allowed a reduction of US$ 6 million in energy purchase costs.

In Argentina, operating income was US$ 18 million, increasing in 388.3%. This increase is due to US$ 7 million of higher operating income in Central Costanera, mainly explained by the higher income coming from power payment from contracts held in the second interconnection line with Brazil, as well as from lower costs in fuel and energy purchase. On the other hand, the low energy prices in southern Brazil because of the high dam levels meant no dispatch from CIEN interconnection line during first half 2003. In Chocón, the operating income improved by US$ 7 million, basically due to higher energy sales in the spot market. These higher sales were possible as a consequence of higher levels on water reservoirs, consumption growth, and better prices resulted from the Argentinean peso revaluation.

In Colombia, operating income increased 6.3%, amounting US$ 66 million, basically due to higher sales prices in the spot market related to lower water availability in the country. Dam regulation and lower energy sales have partially compensated the higher income mentioned above.

In Brazil, operating income of Cachoeira Dourada decreased 35.4%, down to US$ 10 million, mainly due to a decrease of 19.8% in average energy sale prices. These lower prices are explained by the apreciation of the real versus the dollar in the first half of the year 2003 compared to the same period 2002. Also, by a drop of 10% in the contract with Companhia Elétrica do Estado de Goiás S.A. (CELG), since September of the year 2002.

In Peru, operating income decreased by 5.5%, amounting to US$ 48 million, mainly explained by a 3% decrease in average energy and power sale prices of and also by higher cost in energy transportation. This has been partially compensated by the better hydrological conditions that allowed increasing hydraulic generation by 9.8%.

DISTRIBUTION INCOME STATEMENTS

Table 3

	Thousand US$				Million Ch$

CHILECTRA	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	285,725	274,244	11,481	4.2%	199,756	191,729	8,027	4.2%
Other Operating Revenues	9,383	10,562	(1,180)	-11.2%	6,560	7,384	(825)	-11.2%

Operating Revenues	295,108	284,806	10,301	3.6%	206,316	199,114	7,202	3.6%

Energy Purchases	(178,932)	(171,255)	(7,677)	-4.5%	(125,095)	(119,728)	(5,367)	-4.5%
Other Operating Cost	(28,044)	(28,026)	(17)	-0.1%	(19,606)	(19,594)	(12)	-0.1%

Operating Expenses	(206,976)	(199,282)	(7,694)	-3.9%	(144,701)	(139,322)	(5,379)	-3.9%

Selling and Administrative Expenses	(20,757)	(22,930)	2,174	9.5%	(14,511)	(16,031)	1,520	9.5%

Operating Income	67,375	62,594	4,781	7.6%	47,103	43,761	3,342	7.6%

Interest Income	988	13,111	(12,123)	-92.5%	691	9,166	(8,475)	-92.5%
Interest Expenses	(28,986)	(35,003)	6,017	17.2%	(20,265)	(24,472)	4,207	17.2%
Net Financial Income (Expenses)	(27,998)	(21,892)	(6,106)	-27.9%	(19,574)	(15,306)	(4,268)	-27.9%
Equity Gains from Related Company	3,283	56,790	(53,508)	-94.2%	2,295	39,703	(37,408)	-94.2%
Equity Losses from Related Company	(66,172)	(526)	(65,646)	-12480.0%	(46,262)	(368)	(45,895)	-12480.0%
Net Income from Related Companies	(62,889)	56,264	(119,154)	-211.8%	(43,967)	39,336	(83,303)	-211.8%
Other Non Operating Income	22,957	26,954	(3,997)	-14.8%	16,049	18,844	(2,795)	-14.8%
Other Non Operating Expenses	(8,436)	(44,363)	35,927	81.0%	(5,898)	(31,015)	25,117	81.0%
Net other Non Operating Income (Expenses)	14,521	(17,409)	31,930	183.4%	10,151	(12,171)	22,322	183.4%
Price Level Restatement	1,940	(18,082)	20,022	110.7%	1,356	(12,641)	13,998	110.7%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	1,940	(18,082)	20,022	110.7%	1,356	(12,641)	13,998	110.7%
Possitive Goodwill Amortization	(262)	(9,890)	9,628	97.4%	(183)	(6,914)	6,731	97.4%

Non Operating Income	(74,689)	(11,008)	(63,680)	-578.5%	(52,216)	(7,696)	(44,520)	-578.5%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(7,314)	51,586	(58,900)	-114.2%	(5,113)	36,065	(41,178)	-114.2%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(7,003)	(1,531)	(5,472)	-357.3%	(4,896)	(1,071)	(3,825)	-357.3%
Minority Interest	13,463	5,840	7,623	130.5%	9,413	4,083	5,330	130.5%
Negative Goodwill Amortization	18,485	52	18,433	35698.0%	12,923	36	12,887	35698.0%

NET INCOME	17,632	55,947	(38,315)	-68.5%	12,327	39,113	(26,787)	-68.5%

	Thousand US$				Million Ch$

EDESUR	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	137,859	145,986	(8,127)	-5.6%	96,380	102,062	(5,682)	-5.6%
Other Operating Revenues	11,206	13,039	(1,833)	-14.1%	7,834	9,117	(1,283)	-14.1%

Operating Revenues	149,065	159,025	(9,960)	-6.3%	104,214	111,178	(6,964)	-6.3%

Energy Purchases	(63,826)	(60,705)	(3,121)	-5.1%	(44,622)	(42,440)	(2,182)	-5.1%
Other Operating Cost	(68,115)	(68,191)	76	0.1%	(47,621)	(47,674)	53	0.1%

Operating Expenses	(131,941)	(128,897)	(3,044)	-2.4%	(92,243)	(90,114)	(2,128)	-2.4%

Selling and Administrative Expenses	(22,620)	(23,797)	1,177	4.9%	(15,814)	(16,638)	824	4.9%

Operating Income	(5,497)	6,332	(11,829)	-186.8%	(3,843)	4,426	(8,269)	-186.8%

Interest Income	6,620	10,142	(3,522)	-34.7%	4,629	7,091	(2,462)	-34.7%
Interest Expenses	(10,563)	(28,988)	18,425	63.6%	(7,384)	(20,266)	12,882	63.6%
Net Financial Income (Expenses)	(3,943)	(18,846)	14,903	79.1%	(2,755)	(13,175)	10,420	79.1%
Equity Gains from Related Company	40	18	22	122.0%	28	13	15	122.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	40	18	22	122.0%	28	13	15	122.0%
Other Non Operating Income	317	37,729	(37,412)	-99.2%	222	26,377	(26,156)	-99.2%
Other Non Operating Expenses	(6,063)	(2,447)	(3,616)	-147.7%	(4,239)	(1,711)	(2,528)	-147.7%
Net other Non Operating Income (Expenses)	(5,746)	35,282	(41,028)	-116.3%	(4,017)	24,667	(28,683)	-116.3%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	0	0	0	0.0%	0	0	0	0.0%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(9,648)	16,454	(26,102)	-158.6%	(6,745)	11,504	(18,249)	-158.6%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(15,145)	22,786	(37,931)	-166.5%	(10,588)	15,930	(26,518)	-166.5%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(18,943)	6,646	(25,589)	-385.0%	(13,244)	4,647	(17,891)	-385.0%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(34,088)	29,432	(63,520)	-215.8%	(23,832)	20,577	(44,408)	-215.8%

Cont. Table 3

	Thousand US$				Million Ch$

EDELNOR	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	144,668	137,596	7,072	5.1%	101,140	96,196	4,944	5.1%
Other Operating Revenues	4,571	5,511	(940)	-17.1%	3,196	3,853	(657)	-17.1%

Operating Revenues	149,238	143,107	6,131	4.3%	104,336	100,049	4,287	4.3%

Energy Purchases	(92,652)	(86,975)	(5,677)	-6.5%	(64,775)	(60,806)	(3,969)	-6.5%
Other Operating Cost	(18,607)	(17,193)	(1,414)	-8.2%	(13,009)	(12,020)	(989)	-8.2%

Operating Expenses	(111,259)	(104,168)	(7,091)	-6.8%	(77,784)	(72,826)	(4,958)	-6.8%

Selling and Administrative Expenses	(13,582)	(14,255)	673	4.7%	(9,496)	(9,966)	470	4.7%

Operating Income	24,397	24,684	(287)	-1.2%	17,056	17,257	(201)	-1.2%

Interest Income	1,558	1,862	(304)	-16.3%	1,090	1,302	(212)	-16.3%
Interest Expenses	(4,766)	(5,078)	312	6.2%	(3,332)	(3,550)	218	6.2%
Net Financial Income (Expenses)	(3,208)	(3,216)	8	0.3%	(2,242)	(2,248)	6	0.3%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	2,794	5,171	(2,377)	-46.0%	1,954	3,615	(1,662)	-46.0%
Other Non Operating Expenses	(3,926)	(906)	(3,020)	-333.5%	(2,745)	(633)	(2,111)	-333.5%
Net other Non Operating Income (Expenses)	(1,131)	4,266	(5,397)	-126.5%	(791)	2,982	(3,773)	-126.5%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	0	0	0	0.0%	0	0	0	0.0%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(4,338)	1,050	(5,388)	-513.3%	(3,033)	734	(3,767)	-513.3%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	20,059	25,734	(5,675)	-22.1%	14,023	17,991	(3,968)	-22.1%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(7,201)	(8,269)	1,068	12.9%	(5,034)	(5,781)	747	12.9%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	12,858	17,465	(4,607)	-26.4%	8,989	12,210	(3,221)	-26.4%

	Thousand US$				Million Ch$

CERJ	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	242,361	303,954	(61,593)	-20.3%	169,439	212,501	(43,062)	-20.3%
Other Operating Revenues	18,241	7,542	10,699	141.9%	12,752	5,273	7,480	141.9%

Operating Revenues	260,601	311,496	(50,895)	-16.3%	182,192	217,774	(35,582)	-16.3%

Energy Purchases	(135,779)	(141,415)	5,636	4.0%	(94,926)	(98,866)	3,940	4.0%
Other Operating Cost	(78,360)	(96,785)	18,425	19.0%	(54,783)	(67,664)	12,881	19.0%

Operating Expenses	(214,140)	(238,200)	24,060	10.1%	(149,709)	(166,530)	16,821	10.1%

Selling and Administrative Expenses	(7,715)	(18,416)	10,701	58.1%	(5,394)	(12,875)	7,481	58.1%

Operating Income	38,746	54,880	(16,134)	-29.4%	27,088	38,369	(11,281)	-29.4%

Interest Income	10,960	635	10,325	1625.8%	7,662	444	7,218	1625.8%
Interest Expenses	(33,783)	(35,041)	1,258	3.6%	(23,619)	(24,498)	879	3.6%
Net Financial Income (Expenses)	(22,823)	(34,406)	11,583	33.7%	(15,957)	(24,054)	8,097	33.7%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	(3,487)	(1,840)	(1,647)	-89.6%	(2,438)	(1,286)	(1,152)	-89.6%
Net Income from Related Companies	(3,487)	(1,840)	(1,647)	-89.6%	(2,438)	(1,286)	(1,152)	-89.6%
Other Non Operating Income	3,937	120,778	(116,841)	-96.7%	2,753	84,438	(81,686)	-96.7%
Other Non Operating Expenses	(128,724)	(32,150)	(96,574)	-300.4%	(89,994)	(22,477)	(67,517)	-300.4%
Net other Non Operating Income (Expenses)	(124,787)	88,628	(213,415)	-240.8%	(87,241)	61,962	(149,203)	-240.8%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	0	0	0	0.0%	0	0	0	0.0%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(151,097)	52,382	(203,479)	-388.4%	(105,635)	36,622	(142,257)	-388.4%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(112,351)	107,262	(219,613)	-204.7%	(78,547)	74,991	(153,538)	-204.7%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(1,448)	17,838	(19,286)	-108.1%	(1,012)	12,471	(13,483)	-108.1%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(113,798)	125,100	(238,898)	-191.0%	(79,559)	87,462	(167,021)	-191.0%

Cont. Table 3

	Thousand US$				Million Ch$

COELCE	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	157,057	174,813	(17,756)	-10.2%	109,802	122,215	(12,414)	-10.2%
Other Operating Revenues	2,679	3,320	(641)	-19.3%	1,873	2,321	(448)	-19.3%

Operating Revenues	159,737	178,133	(18,397)	-10.3%	111,675	124,537	(12,862)	-10.3%

Energy Purchases	(62,077)	(71,776)	9,699	13.5%	(43,399)	(50,180)	6,781	13.5%
Other Operating Cost	(53,125)	(51,169)	(1,956)	-3.8%	(37,141)	(35,773)	(1,368)	-3.8%

Operating Expenses	(115,202)	(122,945)	7,743	6.3%	(80,540)	(85,953)	5,413	6.3%

Selling and Administrative Expenses	(23,498)	(30,104)	6,606	21.9%	(16,428)	(21,046)	4,618	21.9%

Operating Income	21,037	25,084	(4,049)	-16.1%	14,707	17,538	(2,831)	-16.1%

Interest Income	18,589	13,901	4,688	33.7%	12,996	9,718	3,278	33.7%
Interest Expenses	(26,667)	(20,661)	(6,006)	-29.1%	(18,643)	(14,445)	(4,199)	-29.1%
Net Financial Income (Expenses)	(8,078)	(6,760)	(1,318)	-19.5%	(5,647)	(4,726)	(921)	-19.5%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	1,242	13,834	(12,592)	-91.0%	868	9,672	(8,803)	-91.0%
Other Non Operating Expenses	(29,419)	(2,054)	(27,364)	-1332.0%	(20,567)	(1,436)	(19,131)	-1332.0%
Net other Non Operating Income (Expenses)	(28,177)	11,779	(39,956)	-339.2%	(19,699)	8,235	(27,934)	-339.2%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	0	0	0	0.0%	0	0	0	0.0%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(36,255)	5,019	(41,274)	-822.4%	(25,346)	3,509	(28,855)	-822.4%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	(15,218)	30,105	(45,323)	-150.6%	(10,639)	21,047	(31,686)	-150.6%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(3,953)	(9,711)	5,758	59.3%	(2,764)	(6,789)	4,026	59.3%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(19,171)	20,393	(39,564)	-194.0%	(13,403)	14,257	(27,660)	-194.0%

	Thousand US$				Million Ch$

CODENSA	1H 03	1H 02	Var 03-02	Chg %	1H 03	1H 02	Var 03-02	Chg %

Revenues from Sales	185,582	216,349	(30,767)	-14.2%	129,744	151,254	(21,510)	-14.2%
Other Operating Revenues	33,600	27,358	6,241	22.8%	23,490	19,127	4,364	22.8%

Operating Revenues	219,181	243,707	(24,526)	-10.1%	153,234	170,381	(17,147)	-10.1%

Energy Purchases	(113,745)	(123,974)	10,230	8.3%	(79,521)	(86,673)	7,152	8.3%
Other Operating Cost	(82,145)	(76,643)	(5,503)	-7.2%	(57,429)	(53,582)	(3,847)	-7.2%

Operating Expenses	(195,890)	(200,617)	4,727	2.4%	(136,950)	(140,255)	3,305	2.4%

Selling and Administrative Expenses	(14,745)	(19,312)	4,567	23.6%	(10,309)	(13,501)	3,192	23.6%

Operating Income	8,546	23,777	(15,231)	-64.1%	5,975	16,625	(10,650)	-64.1%

Interest Income	5,047	9,592	(4,545)	-47.4%	3,528	6,706	(3,178)	-47.4%
Interest Expenses	(2,817)	(1,421)	(1,395)	-98.1%	(1,969)	(994)	(976)	-98.1%
Net Financial Income (Expenses)	2,230	8,171	(5,941)	-72.7%	1,559	5,712	(4,153)	-72.7%
Equity Gains from Related Company	0	0	0	0.0%	0	0	0	0.0%
Equity Losses from Related Company	0	0	0	0.0%	0	0	0	0.0%
Net Income from Related Companies	0	0	0	0.0%	0	0	0	0.0%
Other Non Operating Income	593	1,407	(814)	-57.9%	414	983	(569)	-57.9%
Other Non Operating Expenses	(3,580)	(6,697)	3,117	46.5%	(2,503)	(4,682)	2,179	46.5%
Net other Non Operating Income (Expenses)	(2,988)	(5,290)	2,303	43.5%	(2,089)	(3,699)	1,610	43.5%
Price Level Restatement	0	0	0	0.0%	0	0	0	0.0%
Foreign Exchange Effect	0	0	0	0.0%	0	0	0	0.0%
Net of Monetary Exposure	0	0	0	0.0%	0	0	0	0.0%
Possitive Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

Non Operating Income	(758)	2,880	(3,638)	-126.3%	(530)	2,014	(2,543)	-126.3%

Net Income b. Taxes, Min Int and Neg Goodwill Amort.	7,789	26,660	(18,871)	-70.8%	5,445	18,639	(13,193)	-70.8%

Extraordinary Items	0	0	0	0.0%	0	0	0	0.0%
Income Tax	(9,885)	(12,445)	2,560	20.6%	(6,911)	(8,701)	1,790	20.6%
Minority Interest	0	0	0	0.0%	0	0	0	0.0%
Negative Goodwill Amortization	0	0	0	0.0%	0	0	0	0.0%

NET INCOME	(2,097)	14,215	(16,311)	-114.7%	(1,466)	9,938	(11,404)	-114.7%

Distribution business, in Chile, Chilectra, and mainly as consequence of the accounting effects from applying the Technical Bulletin 64, recorded a Net Income of US$ 18 million, compared to the Net Income of US$ 56 million obtained during the same period of year 2002. Main variations are described as follows:

•	Higher Operating Income of US$ 5 million, due to higher energy sales of US$ 10 million, and lower SG&A expenses of US$ 2 million, compensated by higher energy cost of US$ 8 million.
•

Lower Non-Operating Income of US$ 64 million, mainly due to higher net losses from related companies of US$ 119 million from Cerj, Edesur, Distrilec Inversora, Luz de Bogotá, and Inversiones Distrilima, and higher net financial expenses of US$ 6 million. This was partially compensated by Brazilian and Argentinean contingency provisions accounted in 2002 of USS$ 39 million, and higher price level restatement of US$ 20 million.

•	Higher Tax payment of US$ 5 million.
•	Higher positive Minority Interest of US$ 8 million.
•

Higher negative goodwill amortization of US$ 18 million, related to the acquisition of Cerj’s shares during the month of June. This negative goodwill accounted from Cerj was completely amortized during this period.

In Argentina, Edesur booked a Net Loss of US$ 34 million; this is US$ 64 million lower than the same period of last year. This lower result is basically due to the economic downturn of the country, and mainly explained by:

•

Higher Operating Losses of US$ 12 million, mainly due to lower revenues on Energy Sales and services of US$ 10 million and higher energy purchases of US$ 3 million, compensated by lower SG&A expenses of US$ 1 million.

•

Higher Non-Operating Losses of US$ 26 million, basically explained by higher negative conversion effect of US$ 38 million as result of the Argentinean Peso appreciation due to the Technical Bulletin N°64 of Chilean Accounting Principles. This was partially compensated by lower net financial expenses of US$ 15 million.

•	Higher Tax payment of US$ 26 million.

In Peru, our subsidiary Edelnor registered a Net Income of US$ 13 million, this is US$ 5 million lower compared to June 2002. This result can be mainly explained by:

•	Lower Operating Income of US$ 0.3 million, related to higher energy sales of 7 million, compensated by higher energy purchases of US$ 6 million.
•	Lower Non-Operating Income of US$ 5 million, related to higher negative conversion effect as a result of the Peruvian Peso depreciation due to Technical Bulletin N°64 of Chilean Accounting Principles.
•	Lower tax payment of US$ 1 million.

In Brazil, Cerj recorded a Net Loss of US$ 114 million as of June 30, 2003, US$ 239 million lower than June 2002. This is primarily due to:

•	Lower Operating Income of US$ 16 million. This mainly related to a negative effect of US$ 62 million coming from applying technical bulletin 64. Compensated through:
•	Higher electric grid maintenance revenues of US$ 11 million
•	Lower SG&A expenses of US$ 11 million

•	Lower operating and maintenance cost and third party services of US$ 8 million
•	Lower labor cost of US$ 6 million
•	Lower energy purchases of US$ 6 million, and
•	Lower depreciation and amortization expenses of US$ 4 million.
•

Lower Non-Operating Income of US$ 203 million, mainly due to higher negative conversion effect as result of the Brazilian Reais apreciation due to Technical Bulletin N°64 of Chilean Accounting Principles of US$ 187 million. This line was also affected by higher costs made by the adjustment of Cerj’s contract with Cien – Enertrade set by the authority in US$ 10 million. Another factor was a adjustment related to brazilian UFIR (fiscal reference unit), accounted for US$ 9 million, and higher legal contingency and suits provisions of US$ 7 million. This figure was partially compensated by lower net financial expenses of US$ 12 million.

•	Higher tax payment of US$ 19 million.

In the case of Coelce, this subsidiary registered a Net Loss of US$ 19 million as of June 2003, that is US$ 40 million lower than the June 2002. This result, is mainly due to:

•

Lower Operating Income of US$ 4 million, mainly due to lower energy sales of US$ 18 million, and higher depreciation and amortization expenses of US$ 2 million. This figure was partially compensated by lower energy purchases of US$ 10 million, and lower SG&A expenses of US$ 7 million.

•

Lower Non-Operating Income of US$ 41 million, mainly explained by higher negative conversion effect as a result of the Brazilian Reais apreciation due to Technical Bulletin N°64 of Chilean Accounting Principles of US$ 39 million.

•	Lower Tax payment of US$ 6 million.

In Colombia, Codensa registered a Net Loss of US$ 2 million for the first half ended June 30, 2003. This figure represents US$ 16 million reduction compare to year 2002. This is primarily attributable to:

•

Lower Operating Income of US$ 15 million, primarily explained by lower energy sales of US$ 31 million, higher depreciation and amortization expenses of US$ 3 million, and higher labor cost of US$ 2 million. Lower energy purchases of US$ 10 million, higher electric grid maintenance revenues of US$ 6 million and lower SG&A expenses of US$ 5 million compensated this figure.

•

Lower Non-Operating Income of US$ 4 million, higher negative conversion effect registered as a result of the Colombian Peso depreciation basically due to Technical Bulletin N°64 of Chilean Accounting Principles of US$ 3 million.

•	Lower Tax payment of US$ 3 million.

NON OPERATING INCOME

Non operating income registered a loss of US$ 310 million, which represents a higher loss of US$ 27 million over the US$ 283 million booked as of June 2002.

This is mainly explained by the recognition of losses due to the conversion under the Technical Bulletin 64 corresponding to our subsidiaries in Argentina and Brazil. This was originated by the appreciation of the Argentinean Peso and the Brazilian Real against the US dollar. This was, somewhat compensated by higher profits from investments in related companies, specifically in CIEN. Additionally compensated by lower financial expenses due to lower indebtedness, decrease in the amortization of goodwill, as consequence of the write off carried out in December on our investments in Argentina and Brazil and also better net profits from the exchange differences and the price level restatement in the period.

Net Financial Result shows a decrease of US$ 30 million, going from a net expenditure of US$ 271 million down to a net expenditure of US$ 241 million, last June. This 11% decrease is the combined result of debt decrease and lower interest rates in the international markets.

Profit on Investments in Related Companies increased by US$ 36 million. This is mainly due to profits of our related company CIEN, in which a higher profit for US$ 24 million is recognized, as well as the effects derived from exchange rate variation in related companies of our subsidiary Endesa Chile.

Positive Goodwill Amortization shows a 35% of lower loss equivalent to US$ 21 million. This lower loss is a result of the write off carried out in December of 2002, corresponding to the total positive goodwill of our investments located in Argentina and Brazil.

Net Other Non-operating Income shows a negative variation of US$ 135 million. The main reasons of this variation are:

•

Higher losses for US$ 258 million from the conversion adjustment to Chilean regulations, originated by the application of the Technical Bulletin N°64, mainly of the subsidiaries in Brazil and Argentina. This has resulted from the appreciation of the Brazilian Real and the Argentinean Peso against the US dollar and their impact in the monetary assets and liabilities structure.

•	Higher expenses for taxes and fines, US$ 8 million.
•	Expenditure for updating of pensions and taxes COMF Brazil, US$ 10 million
•	Lower profit in forwards, US$ 1 million.

This was partially compensated by:

•	Profits before taxes made on sales of Río Maipo and Infraestructura 2000 for US$ 127 million.
•	Lower provisions for contingencies and suits, US$ 38 million.
•	Profit for re-liquidating power in the SIC (Chile), US$ 5 million.

Price-level Restatement and Exchange Differences show a US$ 22 million net profit. This is basically related to the effects of the nominal valuation of the Chilean peso against the dollar by 2.7% at June 30, 2003, compared to the nominal devaluation of 5.1% as of June 2002. These effects were compensated to a large extent by the company exchange insurance contracts.

Income Tax and Deferred Taxes increased by US$ 47 million. This is mainly explained by an increase of US$ 10 million Income Tax and a loss due to the effect of deferred taxes for US$ 37 million. In the income tax variation, the sale of Río Maipo for US$ 23 million is compensated by the tax decrease in Cerj and Coelce.

Negative Goodwill Amortization shows a higher benefit of US$ 27 million that corresponds to the speeding up the higher value generated by the investment carried out in January of the year 2003 in Cerj for US$ 49 million. This was partially compensated by lower amortization as result of the write off made in the Positive goodwill of our investments located in Argentina and Brazil.

INTEREST RATE RISKS

As of March 31, 2003, in consolidated terms, a 33% of the total debt was referred to variable indexes (mainly Libor US$ and Chilean TAB), while a 67% had a fixed and protected debt. As of June 30, 2003, debt linked to variable rate was 29% of the total debt, while the fixed and protected debt represented a 71%.

During this quarter, there were interest rate swaps operations for a total amount of US$ 290 million.

The company manages the interest rate risk leading its debt structure in the long term, towards a convenient combination of debts with fixed and variable interest rates.

Specifically in Argentina, most of the debt is linked to Libor. Within the context of constant fall that such rate has experienced, it was decided to keep a high percentage of variable debt, despite the same rate could have been kept to have an important reduction in financial expenses. In Brazil, given the fact that tariffs are updated in agreement with a price index that is correlated with the local interest rate evolution, it was decided to keep most of the debt with a variable interest rate.

FOREIGN EXCHANGE RISK

The exchange rate risk exposure of the company is derived from the assets and liabilities denominated in foreign currency, most of which are in dollars.

At closing on March 31 of the year 2003, Enersis had in consolidated terms a 70% of its total debt expressed in dollars. Having in mind the forwards position Dollar/CLP, the debt in dollars weight was a 63%.

At of June 30, 2003, the proportion of the debt denominated in US dollars was 82%. Considering the forwards policy Dollar/CLP mentioned later on, this percentage is reduced to 77%.

The fact that most of our debt is expressed in US dollars is because an important part of our income is linked to that currency, either directly or indirectly. So, the tariffs in most of the countries in which we operate are linked in an important proportion to the dollar evolution, in which Chile and Peru are outstanding. In countries where indexation is lower, our companies take financing with a larger proportion in local currency.

In the case of Generation subsidiaries, concerning the operating income, a large amount of Central Costanera’s income come from exports to Brazil with contracts that are indexed to the dollar. Cachoeira Dourada (in Brazil) does not have tariffs indexed to the dollar, so its income is in local currency indexed to inflation. On the other hand, although the contracts of El Chocón are expressed in dollars, they are currently paid in Argentinean pesos. In Colombia, contracts are to the spot market and short term, which follow the exchange fluctuation of the dollar to a large extent. In Chile and Peru, the tariff process and the contracts are indexed to the dollar exchange rate.

In Argentina, Costanera has been benefited by the export contracts in dollars through the related company CIEN, which minimizes the risk in front of new devaluation in such country. On the other hand in Brazil, since the income and costs are in local currency, without indexing to foreign currency and the company does not have a significant debt (which would cause it financial expenses in dollars), there is no significant risk regarding the type of change. In Chile, operating costs have not been affected by variations of the exchange rate due to the high generation of hydraulic energy in the last two years. Concerning our subsidiaries abroad, they behave similarly considering that they are mainly hydraulic plants. Even though, Costanera in Argentina, is a thermal company, the Natural Gas input is currently expressed in Argentinean pesos.

For Distribution subsidiaries, Edesur, in Argentina, among other distributors, are under contract established in dollars and indexed to indicators of American inflation. However, the Emergency Law issued in January 2002, turned the tariffs into pesos and has kept them frozen, being this reason why the companies have had to absorb the effects of devaluation and inflation without any compensation. Within the framework of the re-negotiation process that is taking place among the government and the companies, the conditions under which the tariffs will be ruled in the future must be established. In Brazil, tariffs are indexed to the General Index of Market Prices. In Colombia the Distribution Added Tax (DAT) is adjusted according to the Price Index to the Producer every time this generates any variation that goes beyond 3% in any of its components.

Currently, the exchange rate risk is managed under a consolidated basis. The policy of the company is to hedge between 70 to 85% of our accounting exposure.

In the case of Chile, the risk to exposure depends upon the fluctuation of the exchange rates in which assets and liabilities of the company are kept. For accounting purposes our results are also affected by the Technical Bulletin N° 64 contents. Under this Chilean accounting standard, debts in foreign currency that financed investments in countries that were “unstable in currency” are fit with their corresponding investments, and the variations of the dollar against the Chilean peso of such fit debts are not reflected in profits.

The exchange exposure present between the Chilean peso and the dollar is managed by means of the use of financial derived instruments, basically forwards Dollar/CLP, with which the exchange risk is covered.

At closing of June 30 of the year 2003, in consolidated terms Forward Dollar/CLP were contracted for US$ 376 million, while at March 31 of the year 2003 such exposure amounted to US$ 626 million. This decrease is basically explained by the accounting and financial exposure decrease because an important part of the funds coming from the enhancement of capital and the assets sales have been kept in USD, which will be vested for debt prepayment.

In Argentina, the generation subsidiaries have their debts in dollars, since their operative flows are related to that currency in a high percentage. The Edesur partnership has its debts mainly in dollars, since until the issuance of the emergency law its tariffs were indexed to such currency. From that moment on, the restrictions present and the volatility in the local financial market have prevented a foreign currency risk management, so that it keeps its exposure to dollar up to date. On the other hand in Brazil, our generation subsidiary does not have dollar exposure because of its small debt, which is in Reales. In the Distribution subsidiaries, the companies have originally indebted with third parties in local currency. Only Cerj has received cross-company financing in dollars, therefore a policy of foreign currency coverage was established, leading to establishing a dollar exposure around 20% of its total debt.

BUSINESS INFORMATION

MAIN OPERATING FIGURES IN THE GENERATION BUSINESS

Table 4

		GWh Sold				Market Share

Country	Market	1H 03	1H 02	Var 03-02	Chg%	1H 03	1H 02

Chile	SIC&SING	9,290	8,677	613	7.1%	44.2%	42.6%

Argentina	SIN	4,244	4,046	198	4.9%	9.2%	8.7%

Chocón		2,434	1,291	1,143	88.5%
Costanera		1,810	2,755	(945)	(34.3%)

Perú	SICN	2,409	2,161	248	11.5%	23.6%	22.9%

Edegel		2,409	2,161	248	11.5%

Colombia	SIN	7,017	7,713	(696)	(9.0%)	21.0%	24.3%

Betania		1,198	1,171	27	2.3%
Emgesa		5,819	6,542	(723)	(11.1%)

Brazil	SICN	1,679	1,777	(98)	(5.5%)	1.1%	0.6%

Cachoeira		1,679	1,777	(98)	(5.5%)

Total		24,639	24,374	265	1.1%

Table 5

	GWh produced

Company	1H 03	1H 02	Var 03-02	Chg %

Chilean Companies	8,534	7,874	660	8.4%
Chocón	2,113	1,263	850	67.3%
Costanera	1,433	2,301	(868)	(37.7%)
Edegel	2,444	2,223	221	9.9%
Betania	697	843	(146)	(17.3%)
Emgesa	4,380	4,530	(150)	(3.3%)
Cachoeira	1,028	1,014	14	1.4%

TOTAL	20,629	20,048	(581)	(2.9%)

MAIN OPERATING FIGURES IN THE DISTRIBUTION BUSINESS

Table 6

Company	Customers (Th) 1H 03	Customers (Th) 1H 02	Var 03-02	Chg %

Chilectra	1,325	1,301	24	1.8%
Cerj	1,757	1,757	—	0.0%
Coelce	2,210	2,107	103	4.9%
Codensa	1,940	1,879	61	3.2%
Edelnor	886	866	20	2.3%
Edesur	2,101	2,090	11	0.5%

Total	10,219	10,000	219	2.2%

Company	GWh sold 1H 03	GWh sold 1H 02	Var 03-02	Chg %

Chilectra	5,103	4,840	263	5.4%
Cerj	3,854	3,553	301	8.5%
Coelce	2,802	2,589	213	8.2%
Codensa	4,512	4,456	56	1.3%
Edelnor	1,977	1,925	52	2.7%
Edesur	6,231	6,071	160	2.6%

Total	24,479	23,434	1,045	4.5%

Company	Clients/Employee 1H 03	Clients/Employee 1H 02	Var 03-02	Chg %

Chilectra	1,818	1,815	3	0.2%
Cerj	1,167	1,216	(48)	(4.0%)
Coelce	1,600	1,488	112	7.5%
Codensa	2,307	2,291	15	0.7%
Edelnor	1,574	1,424	149	10.5%
Edesur	935	925	11	1.2%

Total	1,407	1,361	46	3.4%

Cont. Table 6

Company	Energy Losses % (*) 1H 03	Energy Losses % (*) 1H 02	Var 03-02

Chilectra (%)	5.6%	5.8%	(0.002)
Chilectra (GWh)	610	593	17

Cerj (%)	23.1%	23.9%	(0.008)
Cerj (GWh)	2,189	1,999	190

Coelce (%)	12.9%	13.6%	(0.007)
Coelce (GWh)	860	795	65

Codensa (%)	10.3%	10.6%	(0.003)
Codensa (GWh)	1,047	1,056	(9)

Edelnor (%)	8.4%	8.7%	(0.003)
Edelnor (GWh)	360	360	—

Edesur (%)	11.8%	10.6%	0.012
Edesur (GWh)	1,653	1,465	188

Weighted Average Losses	12.1%	12.0%	0.001

(*)	Energy Losses calculated Trailing Twelve Month (TTM)

BUSINESS INFORMATION ANALYSIS

Distribution Business in Latin America shows important increases in its key factors, like physical sales, new clients and labor productivity. Consolidated physical sales increased by 4.5% reaching 24,479 GWh. In customers, this first half 2003, number of new clients increased by 219 thousand or 2.2%, totaling 10.2 million customers. In terms of labor productivity, the group improved by 3.4%, from 1,361 up to 1,407 clients per employee. Finally, in the case of energy losses, it is worth mentioning that all our subsidiaries decreased its energy losses, with the only exception of Edesur. That is why in consolidated terms, we can see a slightly increase from 12% to 12.1%. You have to consider that our consolidated ratios improved, despite the sale of Rio Maipo.

In Argentina, Edesur increased customers by 11 thousand new clients, or 0.5%. In terms of physical sales, this subsidiary improved in 160 GWh, equivalent to 2.6%. Labor productivity increased in 1.2%. Finally, energy losses increased from 10.6% as of June 2002, up to 11.8%, this is mainly explained by increase in theft due to the economic downturn still in place in Argentina.

In Peru, Edelnor increased it clients based in 20 thousand new customers. Also, increased physical sales by 2.7%. Labor productivity registered the better performance, compare to the other distribution subsidiaries, reaching 1,424 clients per employee, equivalent to 10.5% improvement respect to the previous year. Energy losses decreased from 8.7% as of June 2002, down to 8.4% this period.

In Brazil, Cerj did not changed significantly it clients based, however registered the higher improvement in physical energy sales, increasing in 8.5% respect to June 2002. In terms of labor productivity, it shows a decrease of 4%. Finally, energy losses decreased from 23.9% to 23.1% this period.

Coelce, increased the client base in 103 thousand new clients, meaning a 4.9% increase. In terms of physical sales, improved by 8.2%. Also labor productivity increased by 7.5%. Energy losses showed a good performance, being reduced from 13.6% as of June 2002, down to 12.9% this period. The improvement in energy losses in our Brazilian subsidiaries is a consequence of the big effort that the management is applying in that companies.

In Colombia, Codensa showed an increase in 3.2% or 61 thousand new clients. Also improved in 1.3% physical sales, while labor productivity slightly increased by 0.7%. Finally, energy losses decreased from 10.6% as of June 2002 down to 10.3%.

Finally, in Chile, Chilectra increased in 24 thousand new clients, meaning 1.8%. In terms of physical sales, it showed an improvement of 5.4% compared to June 2002. And labor productivity also improved by 0.2%. Energy losses decreased from 5.8% as of June 2002, down to 5.6%.

CONSOLIDATED BALANCE SHEET ASSETS
(Under Chilean GAAP, thousand US$)

Table 7.1

ASSETS – (thousand US$)	1H 03	1H 02

CURRENT ASSETS
Cash	519,597	45,901
Time deposits	491,589	318,712
Marketable securities	18,338	799
Accounts receivable	747,803	667,213
Notes receivable	7,174	8,484
Other accounts receivable	149,989	174,105
Amounts due from related companies	275,038	28,855
Inventories	83,217	109,512
Income taxes to be recovered	109,105	85,451
Prepaid expenses	28,576	15,610
Deferred income taxes	91,828	61,560
Other current assets	162,727	261,451
Net of long-term leasing contracts	—	—
Net of assets for leasing	—	—

Total currrent assets	2,684,981	1,777,654

PROPERTY, PLANT AND EQUIPMENT
Property	181,186	235,851
Buildings and infraestructure	15,831,659	16,417,114
Plant and equipment	2,930,217	2,752,946
Other assets	625,651	806,663
Technical re-appraisal	1,035,581	1,028,429
Sub - Total	20,604,295	21,241,002
Accumulated depreciation	(7,394,477)	(6,977,397)

Total property, plant and equipment	13,209,818	14,263,606

OTHER ASSETS
Investments in related companies	295,545	264,289
Investments in other companies	224,317	225,764
Positive goodwill	1,166,670	1,878,712
Negative goodwill	(119,042)	(240,142)
Long-term receivables	219,754	197,433
Amounts due from related companies	4,353	248,988
Deferred income taxes	—	—
Intangibles	127,232	108,356
Accumulated amortization	(60,160)	(41,297)
Others	387,212	324,233
Net of long-term leasing contracts	—	—

Total other assets	2,245,882	2,966,336

TOTAL ASSETS	18,140,681	19,007,595

CONSOLIDATED BALANCE SHEET ASSETS
(Under Chilean GAAP, thousand US$)

Table 7.2

ASSETS - (millon Ch$)	1H 03	1H 02

CURRENT ASSETS
Cash	363,261	32,090
Time deposits	343,679	222,818
Marketable securities	12,821	559
Accounts receivable	522,804	466,462
Notes receivable	5,015	5,932
Other accounts receivable	104,860	121,720
Amounts due from related companies	192,285	20,173
Inventories	58,179	76,562
Income taxes to be recovered	76,277	59,741
Prepaid expenses	19,978	10,913
Deferred income taxes	64,199	43,038
Other current assets	113,766	182,786
Net of long-term leasing contracts	—	—
Net of assets for leasing	—	—

Total currrent assets	1,877,124	1,242,793

PROPERTY, PLANT AND EQUIPMENT
Property	126,671	164,888
Buildings and infraestructure	11,068,230	11,477,532
Plant and equipment	2,048,574	1,924,640
Other assets	437,405	563,954
Technical re-appraisal	723,995	718,996
Sub - Total	14,404,875	14,850,010
Accumulated depreciation	(5,169,627)	(4,878,038)

Total property, plant and equipment	9,235,248	9,971,972

OTHER ASSETS
Investments in related companies	206,621	184,770
Investments in other companies	156,824	157,836
Positive goodwill	815,643	1,313,445
Negative goodwill	(83,225)	(167,888)
Long-term receivables	153,635	138,029
Amounts due from related companies	3,043	174,072
Deferred income taxes	—	—
Intangibles	88,951	75,754
Accumulated amortization	(42,059)	(28,871)
Others	270,708	226,678
Net of long-term leasing contracts	—	—

Total other assets	1,570,141	2,073,825

TOTAL ASSETS	12,682,513	13,288,590

CONSOLIDATED BALANCE SHEET LIABILITIES AND SHAREHOLDER EQUITY
(Under Chilean GAAP, thousand US$)

Table 8.1

LIABILITIES AND SHAREHOLDER’S EQUITY - (thousand US$)	1H 03	1H 02

CURRENT LIABILITIES
Due to banks and financial institutions (short-term)	465,757	628,135
Due to banks and financial institutions (short-term portion of long term)	227,956	638,142
Commercial paper equivalent	8,973	53,477
Bonds payable (short-term)	574,129	278,254
Long-term liabilities maturing before one year	50,427	45,375
Dividends payable	8,833	36,028
Accounts payable	322,691	363,634
Notes payable	44,077	5,314
Miscellaneous payables	135,636	92,760
Accounts payable to related companies	21,793	66,935
Provisions	110,737	106,508
Withholdings	98,615	69,320
Income tax	59,573	69,247
Anticipated income	20,970	15,497
Deferred taxes	—	—
Reinbursable financial contribution	4,024	5,205
Other current liabilities	76,739	219,376

Total current liabilities	2,230,928	2,693,206

LONG-TERM LIABILITIES
Due to banks and financial institutions	3,051,442	2,688,767
Bonds payable	2,825,383	3,418,656
Notes payable	295,665	307,825
Miscellaneous payables	29,356	42,359
Amounts payable to related companies	1,281	1,441,942
Provisions	425,546	384,451
Deferred taxes	62,949	39,997
Reinbursable financial contribution	16,667	18,628
Other long-term liabilities	106,447	45,995

Total long-term liabilities	6,814,737	8,388,619

Minority interest	5,502,607	6,119,750

SHAREHOLDERS’ EQUITY
Paid-in capital, no par value	2,985,605	1,079,721
Reserve to equity revaluation	11,820	6,478
Additional paid-in capital-share premium	236,817	48,251
Other reserves	50,621	56,143
Total capital and reserves	3,284,863	1,190,594
Future dividends reserve	—	—
Retained earnings	252,025	582,434
Retained losses	—	—
Net income	57,049	35,022
Interim dividends	—	—
Development subsidaries deficits	(1,528)	(2,030)
Total retained earnings	307,546	615,427

Total shareholder’s equity	3,592,409	1,806,021

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	18,140,681	19,007,595

CONSOLIDATED BALANCE SHEET LIABILITIES AND SHAREHOLDER EQUITY
(Under Chilean GAAP, Million Ch$)

Table 8.2

LIABILITIES AND SHAREHOLDER’S EQUITY - (millon Ch$)	1H 03	1H 02

CURRENT LIABILITIES
Due to banks and financial institutions (short-term)	325,620	439,142
Due to banks and financial institutions (short-term portion of long term)	159,369	446,138
Commercial paper equivalent	6,273	37,387
Bonds payable (short-term)	401,385	194,533
Long-term liabilities maturing before one year	35,255	31,722
Dividends payable	6,175	25,188
Accounts payable	225,600	254,223
Notes payable	30,815	3,715
Miscellaneous payables	94,826	64,851
Accounts payable to related companies	15,236	46,796
Provisions	77,418	74,462
Withholdings	68,943	48,463
Income tax	41,649	48,412
Anticipated income	14,660	10,834
Deferred taxes	—	—
Reinbursable financial contribution	2,813	3,639
Other current liabilities	53,650	153,370

Total current liabilities	1,559,686	1,882,874

LONG-TERM LIABILITIES
Due to banks and financial institutions	2,133,324	1,879,771
Bonds payable	1,975,282	2,390,051
Notes payable	206,706	215,206
Miscellaneous payables	20,523	29,614
Amounts payable to related companies	896	1,008,090
Provisions	297,508	268,777
Deferred taxes	44,009	27,962
Reinbursable financial contribution	11,652	13,023
Other long-term liabilities	74,419	32,156

Total long-term liabilities	4,764,319	5,864,652

Minority interest	3,846,983	4,278,440

SHAREHOLDERS’ EQUITY
Paid-in capital, no par value	2,087,296	754,855
Reserve to equity revaluation	8,263	4,529
Additional paid-in capital-share premium	165,563	33,733
Other reserves	35,390	39,251
Total capital and reserves	2,296,513	832,368
Future dividends reserve	—	—
Retained earnings	176,196	407,192
Retained losses	—	—
Net income	39,884	24,484
Interim dividends	—	—
Development subsidaries deficits	(1,068)	(1,419)
Total retained earnings	215,012	430,257

Total shareholder’s equity	2,511,525	1,262,625

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	12,682,513	13,288,590

EVOLUTION OF KEY FINANCIAL RATIOS

Table 9

Indicator	Unit	1H 03	1H 02	Var 03-02	Chg %

Liquidity	Times	1.20	0.66	0.54	81.8%
Acid ratio test *	Times	1.20	0.65	0.55	84.6%
Working capital	million Ch$	317,438	(640,081)	957,519	149.6%
Working capital	thousands US$	454,054	(915,552)	1,369,606	149.6%
Leverage **	Times	0.99	1.40	(0.41)	(29.3%)
Short-term debt	%	0.25	0.24	0.01	4.2%
Long-term debt	%	0.75	0.76	(0.01)	(1.3%)
Interest Coverage***	Times	2.83	2.51	0.32	12.7%
EBITDA****	th. US$	748,265	781,689	(33,424)	(4.3%)
ROE	%	1.59%	1.94%	(0.00)	(18.0%)
ROA	%	0.31%	0.18%	0.00	72.2%

*	Current assets net of inventories and pre-paid expenses
**	Using the ratio = Total debt / (equity + minority interest)
***	EBITDAEI/Interest expenses = (Earnings before taxes+Fin exp+Net non operating income+depreciation+Positive Goodwill)/Interest expenses
****	EBITDA: Operating Income+Depreciation

CONSOLIDATED FINANCIAL DEBT MATURITY SCHEDULE BEFORE REFINANCING AND CAPITAL INCREASE (Debt with third parties)

Table 10.1

	FINANCIAL DEBT MATURITY

Thousand US$	2003	2004	2005	2006	2007	Balance	TOTAL

Chile	586,947	134,233	518,276	1,436,021	865,246	2,099,199	5,639,922

Enersis	155,484	11,418	276,630	843,071	545,062	592,789	2,424,452
Chilectra	0	18,871	0	0	0	0	18,871
Otras	3,393	30,323	0	0	0	0	33,716
Endesa	(*) 428.071	73,621	241,646	592,950	320,184	1,506,411	3,162,883

Argentina	140,767	189,618	32,044	35,870	21,056	82,636	501,991

Edesur	92,108	82,575	1,100	8,250	0	0	184,034
Costanera	48,659	107,042	30,944	27,620	21,056	82,636	317,958

Perú	70,805	84,902	64,515	81,843	65,349	0	367,414

Edelnor	12,235	41,267	0	51,843	5,349	0	110,694
Edegel	58,570	43,635	64,515	30,000	60,000	0	256,720

Brasil	121,779	95,953	63,531	43,118	36,539	153,830	514,751

Coelce	66,805	18,796	33,274	17,100	19,563	104,831	260,368
Cerj	54,173	75,189	27,674	22,627	12,526	48,132	240,321
Cachoeira	801	1,969	2,584	3,391	4,451	867	14,063

Colombia	93,332	4,526	21,706	80,869	20,705	110,614	331,751

Codensa	64,876	0	0	0	0	0	64,876
Emgesa	28,455	4,526	1,001	60,164	0	110,614	204,759
Betania	0	0	20,705	20,705	20,705	0	62,116

TOTAL	1,013,630	509,231	700,072	1,677,721	1,008,895	2,446,280	7,355,830

Note: US$ 381 millions of EOC’s EMTN were paid on July 24.

Table 10.2

	FINANCIAL DEBT MATURITY

Million Ch$	2003	2004	2005	2006	2007	Balance	TOTAL

Chile	410,347	93,845	362,337	1,003,951	604,911	1,467,592	3,942,982

Enersis	108,702	7,982	193,397	589,408	381,063	414,431	1,694,983
Chilectra	0	13,193	0	0	0	0	13,193
Otras	2,372	21,200	0	0	0	0	23,572
Endesa	(*) 299.273	51,470	168,940	414,543	223,847	1,053,162	2,211,234

Argentina	98,413	132,565	22,403	25,077	14,721	57,773	350,952

Edesur	64,395	57,730	769	5,768	0	0	128,662
Costanera	34,018	74,836	21,634	19,310	14,721	57,773	222,291

Perú	49,501	59,356	45,104	57,218	45,686	0	256,866

Edelnor	8,554	28,851	0	36,245	3,739	0	77,388
Edegel	40,948	30,506	45,104	20,974	41,947	0	179,478

Brasil	85,138	67,083	44,416	30,145	25,545	107,546	359,873

Coelce	46,705	13,140	23,262	11,955	13,677	73,290	182,028
Cerj	37,874	52,566	19,347	15,819	8,757	33,650	168,013
Cachoeira	560	1,376	1,807	2,371	3,112	606	9,832

Colombia	65,250	3,164	15,175	56,537	14,475	77,332	231,934

Codensa	45,356	0	0	0	0	0	45,356
Emgesa	19,894	3,164	700	42,062	0	77,332	143,151
Betania	0	0	14,475	14,475	14,475	0	43,426

TOTAL	708,649	356,013	489,435	1,172,929	705,339	1,710,243	5,142,608

Note: Ch$ 266.365 millions of EOC’s EMTN were paid on July 24.

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, thousand US$)

Table 11.1

Thousand US$	1H 03	1H 02

CASH FLOWS ORIGINATED FROM OPERATING ACTIVITIES

Net income (loss) for the year	57,049	35,022

Profit (losses) from sales of assets:
(Profit) loss on sale of fixed assets	(117,152)	(4,894)
Charges (credits) which do not represent cash flows:
Depreciation	329,125	320,742
Amortization of intangibles	6,874	7,112
Write-offs and accrued expenses	26,688	39,373
Accrued profit from related companies (less)	(28,956)	(3,520)
Accrued losses from related companies	397	10,743
Amortization of positive goodwill	38,509	59,282
Amortization of negative goodwill (less)	(62,777)	(35,875)
Net, price-level restatement	11,519	5,583
Net, foreign exchange effect	(11,885)	15,569
Other credits which do not represent cash flow (less)	(16,312)	(354,735)
Other charges which do not represent cash flow	133,452	116,877
Assets variations which affect cash flow:
Decrease in receivables accounts	(172,298)	210,490
Decrease (increase) in inventory	732	(2,656)
Decrease (increase) in other assets	(21,868)	25,786
Liabilities variations which affect cash flow:
(Decreased) increase in payable accounts related to operating income	(73,538)	(28,645)
Increase of payable interest	8,849	30,626
Net increase (decrease) of payable income tax	14,451	(48,475)
Increase (decrease) of other payable accounts related to non-operating income	71,126	(137,938)
Net (decrease) of payable value added tax and other taxes	89,207	(70,488)
Profit related to minority interest	32,314	142,789

NET POSITIVE CASH FLOW ORIGINATED FROM OPERATING ACTIVITIES	315,507	332,768

Cont. Table 11.1

Thousand US$	1H 03	1H 02

CASH FLOWS ORIGINATED FROM FINANCING ACTIVITIES
Shares issued and suscribed	666,014	2,671
Proceeds from loans hired	609,890	832,329
Proceeds from debt issuance	46,789	176,329
Proceeds from loans obtained from related companies	—	—
Proceeds from other loans obtained from related companies	—	—
Other sources of financing	10,133	34
Dividends paid	(88,969)	(99,427)
Capital paid	(14,234)	(5,776)
Loans, debt amortization (less)	(661,611)	(901,939)
Issuance debt amortization (less)	(199,194)	(28,482)
Amortization of loans obtained from related companies	(6,403)	(13,301)
Amortization of other loans obtained from related companies	—	—
Expenses paid related to debt issuance (less)	(139)	(13,843)
Other disbursements related to financing (less)	(111,595)	(4,550)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM FINANCING ACTIVITIES	250,680	(55,953)

CASH FLOWS ORIGINATED FROM INVESTING ACTIVITIES
Sale of fixed assets	229,889	21,662
Sale of other investments	171,579	—
Collection upon other loans to related companies	10,811	6,970
Other income on investments	71,420	3,535
Additions to fixed assets (less)	(210,073)	(160,807)
Long-term investments (less)	(35)	(24,108)
Investment in financing instruments	—	(21,907)
Other loans to related companies (less)	(296)	—
Other investment disbursements (less)	(10,055)	(13,894)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM INVESTMENT ACTIVITIES	263,240	(188,549)

NET POSITIVE CASH FLOW FOR THE PERIOD	829,427	88,266

EFFECT OF PRICE-LEVEL RESTATEMENT UPON CASH AND CASH EQUIVALENT	(76,932)	(22,822)

NET VARIATION OF CASH AND CASH EQUIVALENT	752,495	65,444

INITIAL BALANCE OF CASH AND CASH EQUIVALENT	319,866	314,965

FINAL BALANCE OF CASH AND CASH EQUIVALENT	1,072,361	380,409

CONSOLIDATED CASH FLOW
(Under Chilean GAAP, million Ch$)

Table 11.2

Million Ch$	1H 03	1H 02

CASH FLOWS ORIGINATED FROM OPERATING ACTIVITIES

Net income (loss) for the year	39,884	24,484

Profit (losses) from sales of assets:
(Profit) loss on sale of fixed assets	(81,903)	(3,421)
Charges (credits) which do not represent cash flows:
Depreciation	230,098	224,237
Amortization of intangibles	4,806	4,972
Write-offs and accrued expenses	18,658	27,527
Accrued profit from related companies (less)	(20,243)	(2,461)
Accrued losses from related companies	277	7,511
Amortization of positive goodwill	26,922	41,446
Amortization of negative goodwill (less)	(43,889)	(25,081)
Net, price-level restatement	8,053	3,903
Net, foreign exchange effect	(8,309)	10,884
Other credits which do not represent cash flow (less)	(11,404)	(248,002)
Other charges which do not represent cash flow	93,299	81,711
Assets variations which affect cash flow:
Decrease in receivables accounts	(120,457)	147,158
Decrease (increase) in inventory	512	(1,857)
Decrease (increase) in other assets	(15,289)	18,028
Liabilities variations which affect cash flow:
(Decreased) increase in payable accounts related to operating income	(51,412)	(20,026)
Increase of payable interest	6,187	21,411
Net increase (decrease) of payable income tax	10,103	(33,890)
Increase (decrease) of other payable accounts related to non-operating income	49,726	(96,435)
Net (decrease) of payable value added tax and other taxes	62,367	(49,280)
Profit related to minority interest	22,591	99,826

NET POSITIVE CASH FLOW ORIGINATED FROM OPERATING ACTIVITIES	220,577	232,645

Cont. Table 11.2

Million Ch$	1H 03	1H 02

CASH FLOWS ORIGINATED FROM FINANCING ACTIVITIES
Shares issued and suscribed	465,624	1,867
Proceeds from loans hired	426,386	581,898
Proceeds from debt issuance	32,711	123,275
Proceeds from loans obtained from related companies	—	—
Proceeds from other loans obtained from related companies	—	—
Other sources of financing	7,084	24
Dividends paid	(62,200)	(69,511)
Capital paid	(9,952)	(4,038)
Loans, debt amortization (less)	(462,546)	(630,564)
Issuance debt amortization (less)	(139,260)	(19,912)
Amortization of loans obtained from related companies	(4,476)	(9,299)
Amortization of other loans obtained from related companies	—	—
Expenses paid related to debt issuance (less)	(98)	(9,678)
Other disbursements related to financing (less)	(78,018)	(3,181)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM FINANCING ACTIVITIES	175,255	(39,118)

CASH FLOWS ORIGINATED FROM INVESTING ACTIVITIES
Sale of fixed assets	160,720	15,144
Sale of other investments	119,954	—
Collection upon other loans to related companies	7,558	4,873
Other income on investments	49,931	2,471
Additions to fixed assets (less)	(146,866)	(112,423)
Long-term investments (less)	(25)	(16,854)
Investment in financing instruments	—	(15,316)
Other loans to related companies (less)	(207)	—
Other investment disbursements (less)	(7,030)	(9,714)

NET (NEGATIVE) CASH FLOW ORIGINATED FROM INVESTMENT ACTIVITIES	184,037	(131,818)

NET POSITIVE CASH FLOW FOR THE PERIOD	579,869	61,709

EFFECT OF PRICE-LEVEL RESTATEMENT UPON CASH AND CASH EQUIVALENT	(53,785)	(15,955)

NET VARIATION OF CASH AND CASH EQUIVALENT	526,085	45,753

INITIAL BALANCE OF CASH AND CASH EQUIVALENT	223,625	220,198

FINAL BALANCE OF CASH AND CASH EQUIVALENT	749,709	265,952

CONSOLIDATED CASH FLOW ANALYSIS
(Under Chilean GAAP)

During the period, the Company generated a net cash flow of US$ 829 million, explained as follows:

Table 12.1

Effective Cash Flow (thousand US$)	1H 03	1H 02	Var 03-02	Chg %

Operating	315,507	332,767	(17,260)	(5.2%)
Financing	250,679	(55,953)	306,633	548.0%
Investment	263,241	(188,548)	451,789	239.6%

Net cash flow of the period	829,427	88,265	741,162	839.7%

Table 12.2

Effective Cash Flow (million Ch$)	1H 03	1H 02	Var 03-02	Chg %

Operating	220,577	232,644	(12,067)	(5.2%)
Financing	175,255	(39,118)	214,373	548.0%
Investment	184,037	(131,818)	315,855	239.6%

Net cash flow of the period	579,869	61,708	518,161	839.7%

The operating activities generated US$ 316 million of positive cash flow, which is practically similar to the cash flow at same date of the previous year. This flow is mainly composed of US$ 57 million profits of the period, plus net charges to profits that do not represent cash flow for US$ 551 million. The latter amount mainly corresponds to the Depreciation of the period for US$ 329 million, penalties and provisions for US$ 27 million, amortization of goodwill for US$ 39 million and the other charges that do not represent flow for US$ 133 million. Additionally, it considers the effect for conversion to BT 64 for US$ 111 million increased by the liabilities increase that affect the cash flow for US$ 110 million. The latter was partially compensated by:

•	Assets increase that impact the operating flow for US$ 193 million
•	Debtors for sales increase in Argentina and Brazil,
•	Amortization of negative goodwill for US$ 63 million, and
•	Other credits which do not represent cash flow for US$ 16 million, out of which US$ 13 million correspond to the effect of the positive conversion of the subsidiaries abroad.

The financing activities originated a positive cash flow for US$ 251 million, mainly originated by the placement of payment stock for US$ 666 million, the granting of loans for US$ 610 million and the placement of bonds for US$ 47 million. The latter is partially compensated by loan payments for US$ 662 million, dividend payments for US$ 89 million, payment of obligations with public for US$ 199 million and other investment disbursement for US$ 129 million.

Investment activities generated a positive net flow of US$ 263 million which mainly corresponds to the sales of Fixed Assets, Canutillar and Transmission Lines, for US$ 230 million, the investment sales by US$ 172 million, Río Maipo, and to other investment income by US$ 71 million, partially compensated by the incorporation of fixed assets by US$ 210 million, in which it outstands the investment that is being made by Endesa in the Central Ralco, which for this period adds up to US$ 108 million, and other disbursement by US$ 10 million.

ADDITIONAL CASH FLOW INFORMATION

Table 13.1 Cash Flow Received from Foreign Companies

	Interest Received		Dividends Received		Management Fee		Other		Total

Thousand US$	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02

Argentina	9,529	17,015	0	0	0	1,500	0	40,000	9,529	58,515
Peru	0	0	7,015	7,341	0	0	8,658	0	15,673	7,341
Brazil	3,257	13,904	0	17,352	0	0	0	0	3,257	31,256
Colombia	18,059	10,982	14,175	0	0	0	11,200	49,682	43,434	60,664

Total	30,845	41,901	21,190	24,694	0	1,500	19,858	89,682	71,893	157,777

Table 13.2

	Interest Received		Dividends Received		Management Fee		Other		Total

Millions Ch$	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02	1H 03	1H 02

Argentina	6,662	11,895	0	0	0	1,049	0	27,965	6,662	40,909
Peru	0	0	4,904	5,133	0	0	6,053	0	10,957	5,133
Brazil	2,277	9,721	0	12,131	0	0	0	0	2,277	21,852
Colombia	12,625	7,678	9,910	0	0	0	7,830	34,734	30,365	42,412

Total	21,564	29,294	14,814	17,264	0	1,049	13,883	62,699	50,262	110,305

Table 14.1

	Payments for additions of fixed assets		Depreciation

Thousand US$	1H 03	1H 02	1H 03	1H 02

Endesa S.A.	119,852	46,342	150,259	138,567
Chilectra S.A.	17,389	11,316	8,927	8,847
Río Maipo S.A.	—	4,585	—	1,321
Edesur S.A.	16,930	13,038	45,054	46,289
Edelnor S.A.	7,102	12,261	12,876	12,085
Cerj	26,375	23,115	35,572	39,150
Coelce	14,444	32,629	31,173	29,416
Codensa S.A.	7,301	16,821	42,709	42,382
Cam Ltda.	499	28	881	853
Inmobiliaria Manso de Velasco Ltda.	—	637	169	147
Synapsis Soluciones y Servicios Ltda.	182	36	727	953
Holding Enersis	—	—	778	733

Total	210,073	160,808	329,125	320,742

Table 14.2

	Payments for additions of fixed assets		Depreciation

Million Ch$	1H 03	1H 02	1H 03	1H 02

Endesa S.A.	83,791	32,399	105,049	96,875
Chilectra S.A.	12,157	7,912	6,241	6,185
Río Maipo S.A.	—	3,205	—	923
Edesur S.A.	11,836	9,115	31,498	32,361
Edelnor S.A.	4,965	8,572	9,002	8,449
Cerj	18,439	16,160	24,869	27,371
Coelce	10,098	22,811	21,794	20,565
Codensa S.A.	5,104	11,760	29,859	29,630
Cam Ltda.	349	20	616	596
Inmobiliaria Manso de Velasco Ltda.	—	445	118	102
Synapsis Soluciones y Servicios Ltda.	127	25	508	667
Holding Enersis	—	—	544	512

Total	146,866	112,424	230,098	224,237

PARENT COMPANY INCOME STATEMENT
(Under Chilean GAAP, thousand US$)

Table 15.1

Th. US$	1H 03	1H 02	Var 03-02	Chg %

Operating Revenues	3,132	3,103	29	0.9%
Operating Expenses	(810)	(764)	(46)	-6.1%

Operating Margin	2,322	2,339	(17)	-0.7%

Selling and Administrative Expenses	(10,582)	(13,510)	2,928	21.7%

Operating Income	(8,260)	(11,171)	2,911	26.1%

Interest Income	28,985	40,923	(11,938)	-29.2%
Interest Expense	(88,493)	(105,310)	16,817	16.0%
Net Financial Income (Expenses)	(59,508)	(64,387)	4,879	7.6%
Equity Gains from Related Companies	67,167	179,331	(112,163)	-62.5%
Equity Losses from Related Companies	(45,856)	(832)	(45,024)	-5409.1%
Net Income from Related Companies	21,311	178,498	(157,187)	-88.1%
Other Non Operating Income	136,778	14,684	122,095	831.5%
Other Non Operating Expenses	(20,641)	(40,613)	19,972	49.2%
Net other Non Operating Income (Expense)	116,137	(25,930)	142,067	547.9%
Price Level Restatement	(13,305)	201	(13,506)	-6718.7%
Foreign Exchange Effect	17,384	(14,839)	32,223	217.2%
Net of Monetary Exposure	4,079	(14,638)	18,717	127.9%
Positive Goodwill Amortization	(35,723)	(38,849)	3,127	8.0%

Non Operating Income	46,297	34,694	11,602	33.4%

Net Inc b. Taxes, Min Int and Neg Goodwill Amort	38,037	23,523	14,513	61.7%

Income Tax	(11,908)	11,441	(23,348)	-204.1%
Negative Goodwill Amortization	30,920	58	30,862	53372.9%

NET INCOME	57,049	35,022	22,028	62.9%

PARENT COMPANY INCOME STATEMENT
(Under Chilean GAAP, million Ch$)

Table 15.2

Million Ch$	1H 03	1H 02	Var 03-02	Chg %

Operating Revenues	2,190	2,169	21	0.9%
Operating Expenses	(566)	(534)	(32)	-6.1%

Operating Margin	1,623	1,635	(12)	-0.7%

Selling and Administrative Expenses	(7,398)	(9,445)	2,047	21.7%

Operating Income	(5,775)	(7,810)	2,035	26.1%

Interest Income	20,264	28,610	(8,346)	-29.2%
Interest Expense	(61,867)	(73,624)	11,757	16.0%
Net Financial Income (Expenses)	(41,603)	(45,014)	3,411	7.6%
Equity Gains from Related Companies	46,958	125,374	(78,416)	-62.5%
Equity Losses from Related Companies	(32,059)	(582)	(31,477)	-5409.1%
Net Income from Related Companies	14,899	124,792	(109,893)	-88.1%
Other Non Operating Income	95,624	10,266	85,359	831.5%
Other Non Operating Expenses	(14,431)	(28,393)	13,963	49.2%
Net other Non Operating Income (Expense)	81,194	(18,128)	99,322	547.9%
Price Level Restatement	(9,302)	141	(9,442)	-6718.7%
Foreign Exchange Effect	12,154	(10,374)	22,528	217.2%
Net of Monetary Exposure	2,852	(10,234)	13,086	127.9%
Positive Goodwill Amortization	(24,974)	(27,160)	2,186	8.0%

Non Operating Income	32,367	24,256	8,111	33.4%

Net Income b. Taxes, Min Int and Neg Goodwill Amort	26,592	16,446	10,147	61.7%

Income Tax	(8,325)	7,998	(16,323)	-204.1%
Negative Goodwill Amortization	21,617	40	21,577	53372.9%

NET INCOME	39,884	24,484	15,400	62.9%

PARTIALLY CONSOLIDATED INCOME STATEMENT
(Thousand US$)

Table 16.1

			Enersis S.A. Parent Company Consolidated with Enersis Internacional First Half 2003 Earnings Report (Under Chilean GAAP)
2Q 03	2Q 02	Var %	(in thousand US$ of 1H03)	1H 03	1H 02	Var %

1,165	1,117	4.3%	Gross Operating Margin	2,322	2,339	-0.7%
(5,573)	(7,914)	-29.6%	S&A Expenses	(10,582)	(13,510)	21.7%

-4,408	-6,797	-35.1%	Operating Income	-8,260	-11,171	26.1%

20,378	16,816	21.2%	Endesa	41,098	32,017	28.4%
61,999	(20,862)	-397.2%	Chilectra	79,104	(177)	44684.2%
(4,016)	3,209	-225.1%	Río Maipo	—	6,918	-100.0%
(7,851)	17,118	-145.9%	Edesur	(22,074)	19,042	-215.9%
3,524	4,029	-12.5%	Edelnor	5,813	7,634	-23.9%
(57,283)	63,979	-189.5%	Cerj	(81,626)	72,664	-212.3%
173	(648)	-126.6%	Coelce	(2,473)	(1,303)	-89.7%
(1,187)	474	-350.4%	Codensa	(2,656)	1,665	-259.5%
1,811	2,477	-26.9%	CAM LTDA	3,427	3,703	-7.5%
395	1,436	-72.5%	Inm Manso de Velasco	591	1,521	-61.1%
1,859	1,706	8.9%	Synapsis	3,362	3,380	-0.5%
(149)	(42)	257.5%	Others	(171)	(44)	-291.6%

19,652	89,693	-78.1%	Net Income from Related Companies	24,394	147,019	-83.4%

20,312	25,771	-21.2%	Interest Income	42,067	51,932	-19.0%
(43,018)	(50,742)	-15.2%	Interest Expense	(88,534)	(101,654)	12.9%
(22,706)	(24,971)	-9.1%	Net Financial Income (Expenses)	(46,467)	(49,722)	6.5%
133,589	4,842	2658.8%	Other Non Operating Income	136,791	15,066	807.9%
(15,662)	(36,182)	-56.7%	Other Non Operating Expenses	(20,644)	(40,748)	49.3%
117,927	(31,340)	-476.3%	Net other Non Operating Income (Expenses)	116,147	(25,681)	552.3%
(17,673)	(155)	11297.6%	Price Level Restatement	(14,528)	(515)	-2721.7%
4,701	1,709	175.0%	Foreign Exchange Effect	2,473	2,506	-1.3%
(12,973)	1,554	-934.7%	Net Monetary Exposure	(12,055)	1,991	-705.5%
(17,631)	(19,513)	-9.6%	Positive Goodwill Amortization	(35,723)	(38,912)	8.2%

84,270	15,423	14725.8%	Non Operating Income	46,296	34,694	33.4%

79,862	8,626	825.8%	Net Income before (1), (2) & (3)	38,036	23,523	61.7%

(15,916)	2,459	-747.2%	Income Tax (1)	(11,908)	11,441	-204.1%
30,903	34	90351.4%	Negative Goodwill Amortization (2)	30,920	58	53372.9%
—	—	NA	Minority Interest (3)	—	—	NA

94,849	11,120	753.0%	NET INCOME	57,049	35,021	62.9%

2.18	0.94		EPS (Ch$)	1.31	2.95
0.16	0.07		EPADS (US$)	0.09	0.21
30,404,284	8,291,020		Common Shares Outstanding (MM)	30,404,284	8,291,020

PARTIALLY CONSOLIDATED INCOME STATEMENT
(Million Ch$)

Table 16.2

			Enersis S.A. Parent Company Consolidated with Enersis Internacional First Half 2003 Earnings Report (Under Chilean GAAP)
2Q 03	2Q 02	Var %	(in million Ch$ of 1H03)	1H 03	1H 02	Var %

814	781	4.3%	Gross Operating Margin	1,623	1,635	-0.7%
(3,896)	(5,533)	-29.6%	S&A Expenses	(7,398)	(9,445)	21.7%

-3,082	-4,752	-35.1%	Operating Income	-5,775	-7,810	26.1%

14,247	11,756	21.2%	Endesa	28,733	22,384	28.4%
43,345	(14,585)	-397.2%	Chilectra	55,303	(124)	44684.2%
(2,808)	2,244	-225.1%	Río Maipo	—	4,837	-100.0%
(5,489)	11,968	-145.9%	Edesur	(15,432)	13,312	-215.9%
2,464	2,817	-12.5%	Edelnor	4,064	5,337	-23.9%
(40,048)	44,729	-189.5%	Cerj	(57,066)	50,801	-212.3%
121	(453)	-126.6%	Coelce	(1,729)	(911)	-89.7%
(830)	331	-350.4%	Codensa	(1,857)	1,164	-259.5%
1,266	1,731	-26.9%	CAM LTDA	2,396	2,589	-7.5%
276	1,004	-72.5%	Inm Manso de Velasco	413	1,063	-61.1%
1,299	1,193	8.9%	Synapsis	2,351	2,363	-0.5%
(104)	(29)	257.5%	Other	(120)	(31)	-291.6%

13,739	62,706	-78.1%	Net Income from Related Companies	17,055	102,784	-83.4%

14,201	18,017	-21.2%	Interest Income	29,410	36,307	-19.0%
(30,075)	(35,475)	-15.2%	Interest Expense	(61,896)	(71,069)	12.9%
(15,874)	(17,458)	-9.1%	Net Financial Income (Expenses)	(32,486)	(34,762)	6.5%
93,395	3,385	2658.8%	Other Non Operating Income	95,633	10,533	807.9%
(10,949)	(25,296)	-56.7%	Other Non Operating Expenses	(14,432)	(28,488)	49.3%
82,445	(21,910)	-476.3%	Net other Non Operating Income (Expenses)	81,201	(17,954)	552.3%
(12,356)	(108)	11297.6%	Price Level Restatement	(10,157)	(360)	-2721.7%
3,286	1,195	175.0%	Foreign Exchange Effect	1,729	1,752	-1.3%
(9,070)	1,087	-934.7%	Net Monetary Exposure	(8,428)	1,392	-705.5%
(12,326)	(13,642)	-9.6%	Positive Goodwill Amortization	(24,974)	(27,204)	8.2%

58,915	10,783	446.4%	Non Operating Income	32,367	24,255	33.4%

55,833	6,031	825.8%	Net Income before (1), (2) & (3)	26,592	16,445	61.7%

(11,127)	1,719	-747.2%	Income Tax (1)	(8,325)	7,998	-204.1%
21,605	24	90351.4%	Negative Goodwill Amortization (2)	21,617	40	53372.9%
—	—	NA	Minority Interest (3)	—	—	NA

66,311	7,774	753.0%	NET INCOME	39,884	24,484	62.9%

2.18	0.94		EPS (Ch$)	1.31	2.95
0.16	0.07		EPADS (US$)	0.09	0.21
30,404,284	8,291,020		Common Shares Outstanding (MM)	30,404,284	8,291,020

OWNERSHIP OF THE COMPANY AS OF JUNE 30th, 2003
TOTAL SHAREHOLDERS: 10.330

CONFERENCE CALL INVITATION

Enersis is pleased to inform you that it will hold a conference call to review its results for the period, on Friday, August 1st, 2003, at 12:00 noon (New York time). To participate, please dial
+1 (973) 317-5319

or (800) 915-4836 (toll free USA), approximately 10 minutes prior to the scheduled start time.
The phone replay will be available since August 1st, at 14:00 pm, until August 8th, at 11:59 am, dialing
+1 (973) 709-2089 or (800) 428-6051 (toll free USA) Passcode ID: 301965.

To access the call online, or to access the replay, go to http://www.enersis.com

This Press Release contains statements that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this announcement and include statements regarding the intent, belief or current expectations of Enersis and its management with respect to, among other things: (1) Enersis’ business plans; (2) Enersis’ cost-reduction plans; (3) trends affecting Enersis’ financial condition or results of operations, including market trends in the electricity sector in Chile or elsewhere; (4) supervision and regulation of the electricity sector in Chile or elsewhere; and (5) the future effect of any changes in the laws and regulations applicable to Enersis’ or its affiliates. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. These factors include a decline in the equity capital markets of the United States or Chile, an increase in the market rates of interest in the United States or elsewhere, adverse decisions by government regulators in Chile or elsewhere and other factors described in Enersis’ Annual Report on Form 20-F. Readers are cautioned not to place undue reliance on those forward-looking statements, which state only as of their dates. Enersis undertakes no obligation to release publicly the result of any revisions to these forward-looking statements.